Citibank, N.A.
399 Merit Avenue
New York, NY 10043


CITIBANK

SAMPLE CONFIRMATION

          Date:                                    January
14,1998

          To:                                      Fairchild
Holding Corporation ("Fairchild")

          Attention:Colin Cohen / Jeff Kenyon

          Fax No.   703-478-5915

From:    Citibank, N.A. New York ("Citibank")

     Fax No:  416 - 941 - 7432

                         Transaction Reference Number: 50970148


          The purpose of this letter agreement is to set forth the terms and conditions of the Transaction entered into between us on the Trade Date referred to below. This letter constitutes a "Confirmation" as referred to in the Master Agreement specified below. This Confirmation amends, restates and supersedes any prior Confirmation for this Transaction.

          This Confirmation evidences a complete binding agreement between you and us as to the terms of the Transaction to which this Confirmation relates. In addition, you and we agree to use our best efforts promptly to negotiate, execute and deliver a Master Agreement (Multicurrency-Cross Border) in the form published by the International Swaps and Derivatives Association, Inc. ("ISDA"), with such modifications as you and we shall in good faith agree. Upon the execution by you and us of such Master Agreement (the "Agreement"), this Confirmation will supplement, form a part of, and be subject to the Agreement. A copy of the Agreement has been, or promptly after the date hereof will be, delivered to you.

          If Fairchild Holding Corporation fails to execute and deliver or to negotiate in good faith the Agreement within 180 days of the Trade Date, Citibank may give Fairchild Holding Corporation notice that an Additional Termination Event has occurred and is continuing with respect to Fairchild Holding Corporation, in which event Fairchild Holding Corporation will be the only Affected Party.

          Prior to execution of the Agreement the provisions of the Master Agreement (Multicurrency-Cross Border), in the form published by ISDA, are incorporated by reference herein and form a par. of this Confirmation and, further, this Confirmation (together with all other Confirmations of Transactions previously entered into between us, notwithstanding anything to the contrary therein) shall be deemed to be subject to the terms of the Agreement, as if, on the Trade Date of the first such Transaction between us, you and we had executed the Agreement (without any Schedule thereto).

The  definitions  and  provisions  contained  in  the  1991  ISDA
Definitions (as published by ISDA) are incorporated by reference into this Confirmation.

This Confirmation and ISDA Agreement will be governed by the laws of the State of New York.

          1. In the event of any inconsistency between this Confirmation and the 1991 ISDA Definitions or the ISDA Agreement, this Confirmation will control for the purpose of the Transaction to which this Confirmation relates.

          2. Each party will make each payment specified in this Confirmation as being payable by it, not later than the due date for value on that date in the place of the account specified below or otherwise specified in writing, in freely transferable funds and in a manner customary for payments in the required currency.

3. The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:                   USD 100,000,000

Trade Date:                             January 14, 1998

Effective Date:                              February 17, 198

Termination Date:                             February 19,  2008;
                                   provided,  however,   Citibank
                                   may   elect  to  cancel   this
                                   Transaction  on  February  17,
                                   2003  by  providing notice  to
                                   Fairchild  two  Business  Days
                                   prior  to  February 17.  2003,
                                   with  such  date  subject   to
                                   adjustment in accordance  with
                                   Modified   Following  Business
                                   Day Convention.

Fixed Amounts:

Fixed Rate Payer:                       Fairchild

Fixed Rate Payer Payment Dates:    Quarterly on each February 17,
                                   May 17, August 17 and November
                                   17  commencing May 17, 1998 to
                                   and  including the Termination
                                   Date.

                                   Modified Following Business
                                   Day Convention applies

Fixed Rate:                        6.26 percent from February 17,
                                   1998   to  February  17.  2003
                                   provided,  however,  that   if
                                   Citibank elects not to  cancel
                                   the  transaction  on  February
                                   17,  2003 as described  above,
                                   the   Fixed   Rate   for   the
                                   Calculation    Periods    from
                                   February  17, 2003 to February
                                   19,   2008   will   be   6.715
                                   percent.


Fixed Rate Day Count Fraction           Actuall360

   Floating Amounts:

Floating Rate Payer:                         Citibank

Floating Rate Payer Payment Dates: Payment  Dates:  Quarterly  on
                                   each  February  17,  May   17,
                                   August  17  and  November   17
                                   commencing May 17, 1998 to and
                                   including    the   Termination
                                   Date.

                                   Modified Following Business
                                   Day Convention applies


Floating Rate Option:              Either  (1)  a  Floating  Rate
                                   determined  pursuant  to   the
                                   USD-LIBOR-BBA  Floating   Rate
                                   option   With  a  Reset   Date
                                   corresponding to the first day
                                   of   the  subject  Calculation
                                   Period, or (2) a Floating Rate
                                   determined  pursuant  to   the
                                   USD-LIBOR-BBA  Floating   Rate
                                   option   with  a  Reset   Date
                                   corresponding to the last  day
                                   of   the  subject  Calculation
                                   Period, whichever is lower.

Designated Maturity                3 month

Compounding:                       Inapplicable

Floating Rate Payer Day Count Fraction:           Actual/360


Floating Fate Reset Dates          Either  the first day of  each
                                   Calculation Period or the last
                                   day    of   each   Calculation
                                   Period, as provided above.
3.   Other

Business Days:                          New York and London

Calculation Agent:                      Citibank, N.A. New York


4.   Cash Settlement Provisions:

Provided that no Early Termination Date has occurred or been designated with respect to this Transaction, each party may require this Transaction to be terminated and the remaining payment obligations under this Transaction to be settled and discharged on February 27, 2003 (the "Cash Settlement Date") by written or telephonic notice to the other party at approximately 11:00 a.m. New York time, on the day that is two Business Days prior to the Cash Settlement date (the "Cash Settlement Determination Date"). If such notice Is given, an amount (the "Cash Settlement Amount") shall be calculated as provided below on the Cash Settlement Determination Date, and the remaining payment obligations of each party under this Transaction shall be settled and discharged by payment of the Cash Settlement Amount on the Cash Settlement Date.

The Cash Settlement Amount, as determined by Citibank in good faith on the Cash Settlement Determination Date, will be an amount equal to the amount which Citibank would be required to pay to the Counterparty or the Counterparty would be required to pay to Citibank in consideration for the termination as of the Cash Settlement Date of the outstanding rights and obligations of the parties under this Transaction.

Upon payment of the Cash Settlement Amount and settlement of the Fixed Amount and Floating Amount (if any) payable on the Cash Settlement Date, this Transaction shall terminate and neither party shall have any further rights or obligations hereunder.

5.Account Details:
Payments to Citibank:              Account for payments:
                                   Citibank, N A. New York
                                   ABA # 021000089
                                   Account No. 00167679
                                   Financial Futures
                                   Reference Swap 50970148

Payments to Fairchild:             Account for payments:




To be provided.

    Fairchild hereby agrees (a) 1O check this Confirmation (Reference No.: 50970148) carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing correctly sets forth the terms of the agreement between Citibank and Fairchild Holding Corporation with respect to the particular Transaction to which this Confirmation relates, by manually signing this Confirmation and providing the other information requested herein and immediately returning an executed copy to Facsimile No. 416 - 941 - 7432.

Very truly yours,

CITIBANK, N.A. New York

By:   Susan Kellner
         Mgr., Global Markets
         Derivatives & Structured Products
         Operations and Technology
         399 Park Ave./11th/Floor/Zn. 3


Agreed and Accepted By:

FAIRCHILD HOLDING; CORPORATION

By:    Karen L.  Schneckenburger
         Vice President & Treasurer